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                                                                    EXHIBIT 10.3

                               [BMFEA LETTERHEAD]


                                 August 1, 2002


Kevin Rosen,
Attorney at Law
Gibson, Dunn & Crutcher
333 South Grand Avenue
Los Angeles, CA 90071

RE:      Beverly

Dear Mr. Rosen:

         This will confirm that with the entry of the pleas and permanent injunction in connection with the above-referenced matters, the Bureau of Medi-Cal Fraud & Elder Abuse (BMFEA) agrees that all active BMFEA investigations, either civil or criminal, that relate to corporate liability for patient care (direct or vicarious) for (1) any California skilled nursing facilities that are or have been owned or operated directly by Beverly Enterprises, Inc. or any of its subsidiaries, and (2) Beverly Enterprises, Inc. and its subsidiaries ((1) and (2) collectively, hereinafter "Beverly") are closed and concluded. Only if additional material evidence that was not uncovered in the BMFEA investigation is submitted to BMFEA, will BMFEA reopen a closed case.

         This further confirms that, with the exception as to certain employees or contractors identified below, there are no active BMFEA investigations, civil or criminal, that directly relate to the personal liability of current or former Beverly directors, officers, employees who do not work in a facility, but affect the quality of patient care, or high managerial employees except as noted in the criminal plea agreement and the direct caregivers of Albert H. at the Sonora facility. The term "direct caregivers" is defined here as a certified nurse assistant, licensed vocational nurse, registered nurse, and medical director. The term "high managerial employee" is defined here as a facility executive director or a facility director of nursing services or a more senior management executive employee.

         BMFEA has put forth its best effort to make Beverly aware of all active criminal or civil BMFEA investigations presently being conducted that directly relate to directors, officers, or high managerial agents and has done so via this letter.



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Kevin Rosen
August 1, 2002
Page 2
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                                        Sincerely,

                                        /s/ ALAN B. ROBISON

                                        Alan B. Robison
                                        Deputy Attorney General
                                        Bureau of Medi-Cal Fraud and Elder Abuse

                                    For BILL LOCKYER
                                        Attorney General